CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS TAX-EXEMPT MONEY MARKET FUND, INC.
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 2-82572) of our report dated February 1, 2002 relating to the December 31, 2001 financial statements of First Investors Tax-Exempt Money Market Fund, Inc., which are included in said Registration Statement.



                                            /s/ Tait, Weller & Baker

                                            TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 13, 2002